EXHIBIT NO. 5.1

December 9, 2002

Board of Directors
Scientific Games Corporation
750 Lexington Avenue
25th Floor
New York, New York 10022

Re:	Scientific Games Corporation Registration Statement on Form S-8
for 2002 Employee Stock Purchase Plan,
Registration Statement No. 33-

Gentlemen:

In connection with the registration of 1,000,000 shares of the Common Stock, par value $0.01 (the “Securities”) of Scientific Games Corporation (the “Company”) issuable under the Company’s 2002 Employee Stock Purchase Plan, we have examined the following:

1.
A copy of Registration Statement No. 33-             to be filed with the Securities and Exchange Commission on or about December 9, 2002, and the Exhibits to be filed with and as a part of said Registration Statement;

2.
A copy of the Certificate of Incorporation of the Company as amended through September 24, 2002, as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

3.	A copy of the Amended and Restated By-Laws of the Company as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

4.	Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

5.	A Certificate of Good Standing with respect to the Company, issued by the Office of the Secretary of State of the State of Delaware.

Based on the foregoing, it is our opinion that:

(i)	the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

(ii)	the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

(iii)	the issuance and sale of the Securities has been duly and validly authorized; and

Board of Directors
December 9, 2002
Page Two

(iv)	the shares of Common Stock of the Company when issued in accordance with the terms of the Plan will be fully paid, non-assessable and free of preemptive rights.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

M. Timothy Elder